     As filed with the Securities and Exchange Commission on March 29, 1999
                                              Registration No. 333-_____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                             OGLEBAY NORTON COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                             34-1888342
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                              1100 Superior Avenue
                           Cleveland, Ohio 44114-2598
                    (Address of Principal Executive Offices)

                              --------------------

            Oglebay Norton Incentive Savings and Stock Ownership Plan
                            (Full Title of the Plan)

                              --------------------

                          The Corporation Trust Company
                            Corporation Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (302) 658-7581
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


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                                                                             Proposed
                                                           Proposed          maximum
                                                           maximum           aggregate
Title of securities to                                     offering price    offering       Amount of
be registered                    Amount to be registered   per share(2)      price(2)       registration fee(2)
------------------------------------------------------------------------------------------------------------------
Common Stock,                           200,000 shs.         $20.50           $4,100,000    1,139.80
$1.00 par value
per share (1)

Plan Interests                      Indeterminate (3)
------------------------------------------------------------------------------------------------------------------

(1) Each share of Common Stock registered hereby includes an associated right to purchase one share of Common Stock (the "Right") of the Registrant. Until the occurrence of certain prescribed events, none of which has occurred, the Right is not exercisable, is evidenced by the certificate representing the share of Common Stock, and will be transferred along with and only with the share of Common Stock.

(2) Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices on March 23, 1999 of the Registrant's shares of Common Stock as reported on The Nasdaq Stock Market.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of this registration statement on Form S-8 (the "Registration Statement") will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

         2. The description of the Registrant's shares of Common Stock and rights to purchase shares of Common Stock under certain circumstances are contained in the Registrant's Registration Statements filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating that description.

         All documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not  Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Common Stock being offered by this Registration Statement has been passed upon for the Registrant by Thompson Hine & Flory LLP. Malvin E. Bank, a partner of Thompson Hine & Flory LLP, is a Director of the Registrant. Certain partners of Thompson Hine & Flory LLP beneficially own shares of Common Stock in the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Seventh, Paragraph (e) of the Restated Certificate of Incorporation of the Registrant provides as follows:

                  (e)(1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee, or agent or in any other capacity while serving as a director, trustee, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that, except as provided in Subsection (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Subparagraph (e) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (e)(2) If a claim under Subsection (l) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (e)(3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Subparagraph (e) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

                  (e)(4) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Subparagraph (e) or of the Delaware Corporation Law.

         The Registrant maintains liability insurance for all of its directors and officers ("D&O insurance"). This D&O insurance also insures the Registrant against amounts payable to indemnify directors and officers, subject to policy limits and retention amounts.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Exhibit Index on pages 7 and 8 and are incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 29, 1999.

                                             OGLEBAY NORTON COMPANY

                                             By:   /s/ Rochelle F. Walk
                                                   -----------------------------
                                                   Rochelle F. Walk, Secretary


The Plan. Pursuant to the requirements of the Securities Act, the administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 29, 1999.


                                             OGLEBAY NORTON COMPANY
                                             INCENTIVE SAVINGS AND
                                             STOCK OWNERSHIP PLAN

                                             By: /s/ Michael Biehl
                                                 -------------------------------
                                             Title: Vice President - Finance and
                                                    Treasurer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                Signature                                      Title                                    Date
                ---------                                      -----                                    ----
 /s/ John N. Lauer                            President, Chief Executive Officer and               March 29, 1999
-----------------------------------------     Director (Principal Executive Officer)
John N. Lauer


 /s/ David H. Kelsey                          Vice President and Chief Financial Officer           March 29, 1999
-----------------------------------------     (Principal Financial Officer)
David H. Kelsey


 /s/ Michael F. Biehl                         Vice President - Finance and Treasurer               March 29, 1999
----------------------------------------      (Principal Accounting Officer)
Michael F. Biehl


 /s/ Brent D. Baird                           Director                                             March 29, 1999
----------------------------------------
Brent D. Baird


 /s/ Malvin E. Bank                           Director                                             March 29, 1999
----------------------------------------
Malvin E. Bank


 /s/ William G. Bares                         Director                                             March 29, 1999
---------------------------------------
William G. Bares


 /s/ James T. Barlett                         Director                                             March 29, 1999
-----------------------------------------
James T. Bartlett


 /s/ Albert C. Bersticker                     Director                                             March 29, 1999
----------------------------------------
Albert C. Bersticker


 /s/ Thomas Green, Jr.                        Director                                             March 29, 1999
--------------------------------------
Thomas Green, Jr.


 /s/ Ralph D. Ketchum                         Director                                             March 29, 1999
-------------------------------------
Ralph D. Ketchum


 /s/ William G. Pryor                         Director                                             March 29, 1999
---------------------------------------
William G. Pryor


 /s/ John D. Weil                             Director                                             March 29, 1999
---------------------------------------
John D. Weil

                             OGLEBAY NORTON COMPANY

                                INDEX TO EXHIBITS

    EXHIBIT NO.   DESCRIPTION

         4(a)              Certificate of Incorporation of Oglebay Norton
                           Company filed as Exhibit 4.1 to the Registrant's
                           Current Report on Form 8-K, filed on March 26, 1999, and incorporated herein by reference.

         4(b)              Amended Bylaws of Oglebay Norton Company filed as
                           Exhibit 4.2 to the Registrant's Current Report on
                           Form 8-K, filed on March 26, 1999, and incorporated herein by reference.

         4(c)              Amended and Restated Rights Agreement, dated as of
                           February 22, 1989, between the Registrant and
                           Ameritrust Company National Association, Rights Agent
                           (the "Rights Agent"); First Amendment to Rights
                           Agreement, dated as of June 10, 1991, between the Registrant and the Rights Agent; and Second Amendment to Rights Agreement, dated as of March 2, 1992, between the Registrant and the Rights Agent, filed as
                           Exhibit 4(b) to the Registrant's Annual Report on
                           Form 10-K for the year ended December 31, 1993, filed on March 30, 1994, and incorporated herein by reference.*

         4(d) Form of Third Amendment to Rights Agreement, dated as of August 31, 1994, between the Registrant and Society National Bank, successor by merger to Ameritrust Company National Association, as Rights
                           Agent, filed as Exhibit 4(c) to Amendment No. 3 to
                           Form 8-A/A, filed on September 28, 1994, and incorporated herein by reference.*

         4(e) Form of Fourth Amendment to Rights Agreement, dated as of January 21, 1997, between the Registrant and KeyBank National Association, successor by merger to Society National Bank, as Rights Agent, filed as
                           Exhibit 4(d) to Form 8-A/A, filed on January 21,
                           1997, and incorporated herein by reference.*

         4(f) Form of Fifth Amendment to Rights Agreement, dated as of October 28, 1998, between the Registrant and National City Bank, as Rights Agent, filed as Exhibit
                           4(e) to Form 8-A/A, filed on November 20, 1998, and incorporated herein by reference.*

         5 Opinion of Thompson Hine & Flory LLP as to the legality of the securities being registered.

         23(a)             Consent of Independent Auditors.

         23(b) Consent of Thompson Hine & Flory LLP (included as part of Exhibit 5).


         * Indicates filing made by the predecessor issuer of the Registrant formerly known as Oglebay Norton Company and now known as ON Marine Services Company, a Delaware corporation. The Registrant is a successor issuer under Rule 12g-3 of the Exchange Act as the result of the completion of a holding company merger transaction on March 5, 1999.